Exhibit 10.14

ARHC OCWMNLA01, LLC
405 PARK AVENUE, 15TH FLOOR, NEW YORK, NY 10022
T: (212) 415-6500 F: (212) 421-5799

July 1, 2013

BY ELECTRONIC MAIL

Ouachita Medical Properties, L.C.
305 Park Avenue
Monroe, LA 71201
Attention: Jerry Fontenot
Tel. No.: (318) 680-0777
Email: hjfontenot@msn.com

Re:
Agreement for Purchase and Sale of Real Property, having an effective date of May 21, 2013, by and between American Realty Capital V, LLC, a Delaware limited liability company (together with its successors and assigns, “ARC”), and Ouachita Medical Properties, L.C., a Louisiana limited liability company (“Seller), as amended by letter agreements, dated of June 20, 2013 and June 24, 2013, by and between ARC and Seller, and as assigned by ARC to ARHC OCWMNLA01, LLC (“Buyer”) (as amended and assigned, the “Agreement”)

Dear Mr. Fontenot:

Reference is made to the Agreement. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

This letter agreement shall serve to memorialize the following matters:

1.	Notwithstanding anything to the contrary contained in the Agreement, the Closing shall occur on or before July 15, 2013, subject to any applicable extension periods set forth in the Agreement.

2.	The Agreement is hereby amended by adding the following new Section 29 immediately following Section 28 of the Agreement:

“29.    314 Audit. Upon Buyer's request, for a period of one (1) year after Closing, Seller shall make the operating statements and any and all books, records, correspondence, financial data, the Lease, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures reasonably necessary to complete an audit pertaining to the Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer's designated accountants, and at Buyer's expense. Seller shall provide Buyer, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities

Ouachita Medical Properties, L.C.
July 1, 2013

and Exchange Commission (the “SEC”) in connection with the purchase of the Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to the Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.”

Except as expressly modified by this letter agreement, the terms, covenants and conditions of the Agreement shall remain in full force and effect, and shall be unmodified.
This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this letter agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this letter agreement to the other party upon request.

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Please acknowledge Seller’s agreement to and acceptance of the terms hereof by countersigning this letter agreement on behalf of Seller in the space provided below.

Sincerely,
ARHC OCWMNLA01, LLC
By: ________________________________
Name: James Tanaka
Title: Authorized Signatory

AGREED TO AND ACCEPTED
AS OF JULY 1, 2013:

OUACHITA MEDICAL PROPERTIES, L.C., a Louisiana limited liability company By: Name: Title:

Cc:    John C. Laird, Esq., (by Electronic Mail)
Jesse Galloway (by Electronic Mail)